EXHIBIT C

                           Agreement for Joint Filing


                  In connection with the beneficial ownership of shares of common stock, par value $.01 per share, of International Remote Imaging Systems, Inc., Edward Randall III and Digital Imaging Technologies, Inc. hereby agree to the joint filing on behalf of such persons all filings, including the filing of a Schedule 13D and all amendments thereto pursuant to Rule 13d-2(f)(1)(iii) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), required under the Exchange Act pursuant to which joint filing statements are permitted.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement for Joint Filing to be signed as of this 7th day of July, 1996.


                             DIGITAL IMAGING TECHNOLOGIES, INC.


                             By:      /s/ James L. Hurn
                             Name: James L. Hurn
                             Title:  Chief Executive Officer



                             EDWARD RANDALL, III


                             Signature:   /s/ Edward Randall, III
                             Name:    Edward Randall, III